Exhibit 99.1

FS KKR Capital Corp. II Announces March 31, 2021 Financial Results and

Declares Second Quarter 2021 Dividend of $0.55 Per Share

PHILADELPHIA, PA, AND NEW YORK, NY – May 10, 2021 – FS KKR Capital Corp. II (NYSE: FSKR), today reported net investment income of $97 million, or $0.57 per share, for the first quarter ended March 31, 2021. The Company’s net asset value (“NAV”) was $25.33 per share as of March 31, 2021, compared to $25.10 per share as of December 31, 2020.

Financial and Operating Highlights for the Quarter Ended March 31, 2021(1)

•	Net investment income of $0.57 per share, compared to $0.59 per share for the quarter ended December 31, 2020

•	Adjusted net investment income of $0.57 per share, compared to $0.61 per share for the quarter ended December 31, 2020(2)

•	Net asset value of $25.33 per share, compared to $25.10 per share as of December 31, 2020, an increase of 0.9%

•	Total net realized and unrealized gain of $0.21 per share, compared to a total net realized and unrealized gain of $0.35 per share for the quarter ended December 31, 2020

•	Total purchases of $719 million versus $1,153 million of sales and repayments

•	Net debt to equity ratio(3) as of the end of the quarter was 74%, down from 85% as of December 31, 2020

•	Paid cash distributions to stockholders totaling $0.55 per share(4)

“We are pleased to begin 2021 with another positive quarter as our quarterly net investment income per share of $0.57 per share fully covered our $0.55 quarterly dividend and we experienced an increase in our net asset value,” commented Michael C. Forman, CEO & Chairman. “As we prepare for the previously announced merger of FSKR with FSK, we are excited by the prospects of operating a single BDC with the market reach and balance sheet strength to be a leader in the private credit markets for many years to come.”

Declaration of Distribution for Second Quarter 2021

FSKR’s board of directors has declared a cash distribution for the second quarter of $0.55 per share, which will be paid on or about July 2, 2021 to stockholders of record as of the close of business on June 11, 2021.

Summary Consolidated Results

	Three Months Ended
(dollars in millions, except per share data) (all per share amounts are basic and diluted)(1)	March 31, 2021	December 31, 2020
Total investment income	$187	$196

Net investment income	97	101

Net increase (decrease) in net assets resulting from operations	132	161

Net investment income per share	$0.57	$0.59

Total net realized and unrealized gain (loss) per share	$0.21	$0.35

Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.78	$0.95

Stockholder distributions per share(4)	$0.55	$0.55

Net asset value per share at period end	$25.33	$25.10

Weighted average shares outstanding	169,903,166	170,103,310

Shares outstanding, end of period	169,903,166	169,903,166

(dollar amounts in millions)	As of March 31, 2021	As of December 31, 2020
Total fair value of investments	$7,584	$7,968

Total assets	7,973	8,522

Total stockholders’ equity	4,304	4,265

Portfolio Highlights as of March 31, 2021

•	Total fair value of investments was $7.6 billion of which 76% was invested in senior secured securities.

•	Weighted average annual yield on accruing debt investments(5) was 8.4%, compared to 8.5% as of December 31, 2020.

•	Weighted average annual yield on all debt investments(5) was 7.9%, compared to 8.0% as of December 31, 2020.

•	Exposure to the top ten largest portfolio companies by fair value was 23% as of March 31, 2021, compared to 24% as of December 31, 2020.

•

As of March 31, 2021, investments on non-accrual status(5) represented 2.0% and 4.3% of the total investment portfolio at fair value and amortized cost, respectively, compared to 1.8% and 3.5%, respectively, as of December 31, 2020.

Total Portfolio Activity

	Three Months Ended
(dollar amounts in millions)	March 31, 2021	December 31, 2020
Purchases	$719	$1,299

Sales and redemptions	(1,153)	(774)

Net portfolio activity	$(434)	$525

Sales to COP	—	187

Adjusted net portfolio activity	$(434)	$712

Summary of investment activity for the three months ended March 31, 2021 was as follows:

	Purchases		Sales and Repayments
Asset Class (dollar amounts in millions)	Amount	Percentage	Amount	Percentage
Senior Secured Loans — First Lien	$538	75%	$812	70%

Senior Secured Loans — Second Lien	139	19%	194	17%

Other Senior Secured Debt	—	—	19	2%

Subordinated Debt	—	—	106	9%

Asset Based Finance	42	6%	11	1%

Credit Opportunities Partners, LLC	—	—	—	—

Equity/Other	—	—	11	1%

Total	$719	100%	$1,153	100%

Portfolio Data	As of March 31, 2021	As of December 31, 2020
Total fair value of investments	$7,584	$7,968

Number of Portfolio Companies	153	155

% of Investments on Non-Accrual (based on fair value)(6)	2.0%	1.8%

Asset Class (based on fair value)
Senior Secured Loans — First Lien	65.5%	66.0%

Senior Secured Loans — Second Lien	9.5%	9.6%

Other Senior Secured Debt	0.8%	0.9%

Subordinated Debt	0.3%	1.6%

Asset Based Finance	11.0%	9.9%

Strategic Credit Opportunities Partners, LLC	8.4%	7.9%

Equity/Other	4.5%	4.1%

Interest Rate Type (based on fair value)
% Variable Rate Debt Investments	73.8%	76.0%

% Fixed Rate Debt Investments	8.4%	8.1%

% Other Income Producing Investments	11.3%	10.3%

% Non-Income Producing Investments(7)	4.5%	3.8%

% of Investments on Non-Accrual(6)	2.0%	1.8%

Leverage and Liquidity as of March 31, 2021

•

Net debt to equity ratio(3) of 74%, based on $3.5 billion in total debt outstanding, $258 million of cash and foreign currency and $3 million of net receivable for investments sold and repaid and stockholders’ equity of $4.3 billion. FSKR’s weighted average effective interest rate (including the effect of non-usage fees) was 2.94%.

•	Cash and foreign currency of $258 million and availability under its financing arrangements of $1,934 million, subject to borrowing base and other limitations.

•	As of March 31, 2021, 14% of the Company’s approximately $3,451 million of total debt outstanding was in unsecured debt and 86% in secured debt.

Conference Call Information

FSKR will host a conference call at 10:00 a.m. (Eastern Time) on Tuesday, May 11, 2021, to discuss its first quarter 2021 financial and operating results. All interested parties are welcome to participate. Interested parties can access the conference call by dialing (833) 519-1290 and using the conference ID 9539786 approximately 10 minutes prior to the call. The conference call also will be webcast, which can be accessed from the Investor Relations section of FSKR’s website at www.fskkradvisor.com/fskr under Events + presentations.

A replay of the call will be available shortly after the end of the call for a period of 30 days following the call by visiting the Investor Relations section of FSKR’s website at www.fskkradvisor.com/fskr under Events + presentations.

Supplemental Information

An investor presentation containing financial and operating information will be made available prior to the call in the Investor Relations section of FSKR’s website at www.fskkradvisor.com/fskr under Events + presentations.

About FS KKR Capital Corp. II

FS KKR Capital Corp. II (NYSE: FSKR) is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSKR seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSKR is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkradvisor.com/fskr.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to BDCs with approximately $15 billion in assets under management as of March 31, 2021. The BDCs managed by FS/KKR are FSKR and FS KKR Capital Corp. (NYSE: FSK).

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Leawood KS. Visit www.fsinvestments.com to learn more.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, credit and real assets, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSKR. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSKR’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in FSKR’s operating area, and the price at which shares of FSKR’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSKR makes with the SEC. FSKR undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSKR. The information contained in this press release is summary information that is intended to be considered in the context of FSKR’s SEC filings and other public announcements that FSKR may make, by press release or otherwise, from time to time. FSKR undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSKR, or information about the market, as indicative of FSKR’s future results.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSKR’s quarterly report on Form 10-Q for the three months ended March 31, 2021, which FSKR filed with the U.S. Securities and Exchange Commission (the SEC) on May 10, 2021, as well as FSKR’s other reports filed with the SEC. A copy of FSKR’s quarterly report on Form 10-Q for the quarter ended March 31, 2021 and FSKR’s other reports filed with the SEC can be found on FSKR’s website at www.fskkradvisor.com/fskr and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSKR’s distributions is made quarterly as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSKR intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders quarterly on Form 1099-DIV.

The timing and amount of any future distributions on FSKR’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSKR may fund its cash distributions to stockholders from any sources of funds legally available to it, including net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies, proceeds from the sale of shares of FSKR’s common stock, and borrowings. FSKR has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSKR will be able to pay distributions at a specific rate or at all.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

FS Investments Media Team

Melanie Hemmert

Melanie.Hemmert@fsinvestments.com

FS KKR Capital Corp. II

Unaudited Consolidated Statements of Operations

(in millions, except share and per share amounts)

	Three Months Ended March 31,
	2021	2020
Investment income
From non-controlled/unaffiliated investments:
Interest income	$124	$145
Paid-in-kind interest income	10	11
Fee income	16	15
Dividend income	5	2
From non-controlled/affiliated investments:
Interest income	2	3
Paid-in-kind interest income	4	3
From controlled/affiliated investments:
Interest income	4	3
Paid-in-kind interest income	3	—
Fee income	1	—
Dividend income	18	13

Total investment income	187	195

Operating expenses
Management fees	31	33
Subordinated income incentive fee	24	23
Administrative services expenses	2	2
Stock transfer agent fees	—	1
Accounting and administrative fees	1	1
Interest expense	29	40
Other general and administrative expenses	3	2

Net expenses	90	102

Net investment income	97	93

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	(17)	(217)
Non-controlled/affiliated investments	(20)	0
Controlled/affiliated investments	0	—
Net realized gain (loss) on total return swap	—	(2)
Net realized gain (loss) on interest rate swaps	(6)	(2)
Net realized gain (loss) on foreign currency	(1)	1
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	35	(429)
Non-controlled/affiliated investments	47	(96)
Controlled/affiliated investments	(17)	(80)
Net change in unrealized appreciation (depreciation) on total return swap	—	3
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	1	2
Net change in unrealized appreciation (depreciation) on interest rate swaps	8	(30)
Net change in unrealized gain (loss) on foreign currency	5	49

Total net realized and unrealized gain (loss) on investments	35	(801)

Net increase (decrease) in net assets resulting from operations	$132	$(708)

Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.78	$(4.17)

Weighted average shares outstanding(1)	169,903,166	169,594,825

FS KKR Capital Corp. II

Consolidated Balance Sheets

(in millions, except share and per share amounts)

	March 31, 2021 (Unaudited)	December 31, 2020
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$6,481 and $6,932 respectively)	$6,344	$6,763
Non-controlled/affiliated investments (amortized cost—$319 and $407, respectively)	272	310
Controlled/affiliated investments (amortized cost—$977 and $887, respectively)	968	895

Total investments, at fair value (amortized cost—$7,777 and $8,226, respectively)	7,584	7,968
Cash	252	160
Foreign currency, at fair value (cost—$6 and $7, respectively)	6	8
Collateral held at broker for open interest rate swap contracts	42	48
Receivable for investments sold and repaid	3	235
Income receivable	67	83
Deferred financing costs	16	17
Unrealized appreciation on foreign currency forward contracts	0	—
Prepaid expenses and other assets	3	3

Total assets	$7,973	$8,522

Liabilities
Payable for investments purchased	$—	$68
Debt (net of deferred financing costs of $0 and $0, respectively)	3,447	3,960
Stockholder distributions payable	93	93
Management fees payable	31	30
Subordinated income incentive fees payable	24	25
Administrative services expense payable	3	1
Interest payable	15	21
Unrealized depreciation on foreign currency forward contracts	0	1
Unrealized depreciation on interest rate swaps	40	48
Other accrued expenses and liabilities	16	10

Total liabilities	3,669	4,257

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 900,000,000 shares authorized, 169,903,166 and 169,903,166 shares issued and outstanding, respectively	0	0
Capital in excess of par value	5,766	5,766
Retained earnings (accumulated deficit)	(1,462)	(1,501)

Total stockholders’ equity	4,304	4,265

Total liabilities and stockholders’ equity	$7,973	$8,522

Net asset value per share of common stock at period end	$25.33	$25.10

Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). FSKR uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSKR’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSKR’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures(1)

	Three Months Ended
	March 31, 2021	December 31, 2020
GAAP net investment income per share	$0.57	$0.59
Plus capital gains incentive fees per share	—	—
Plus excise taxes per share	—	0.00
Plus one-time expenses per share(8)	—	0.02
Adjusted net investment income per share(2)	$0.57	$0.61

1)

Per share data was derived by using the weighted average shares of FSKR’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding. Share and per share amounts have been adjusted on a retroactive basis to reflect FSKR’s 4 to 1 reverse split of its shares of common stock (the Reverse Stock Split), which became effective on June 10, 2020.

2)

Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes; and (iii) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSKR’s normal course of business (referred to herein as one-time expenses). FSKR uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income can be found above.

3)	Net debt to equity ratio is debt outstanding, net of cash and foreign currency and net payable/receivable for investments purchased/sold and repaid, divided by net assets.
4)	The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period.
5)

See FSKR’s quarterly report on Form 10-Q for the quarter ended March 31, 2021 for important information, including information related to the calculation and definition of weighted average annual yield on accruing debt investments, weighted average annual yield on all debt investments, variable rate debt investments, fixed rate debt investments, other income producing investments and non-income producing investments.

6)	Interest income is recorded on an accrual basis. See FSKR’s quarterly report on Form 10-Q for the quarter ended March 31, 2021 for a description of FSKR’s revenue recognition policy.
7)	Does not include investments on non-accrual status.
8)	FSKR’s one-time expenses for the three months ended December 31, 2020 were approximately $3 million resulting from banker’s fees in connection with the proposed merger with FSK.